Exhibit 10(v)

             PROCUREMENT AND DISBURSEMENT AND BILLING AND COLLECTION
                               SERVICES AGREEMENT

        THIS PROCUREMENT AND DISBURSEMENT AND BILLING AND COLLECTION SERVICES AGREEMENT (this "Agreement") replaces all previous Procurement and Disbursement Services Agreements, AND Billing and Collection Services Agreements, both agreements as amended and restated, between CUNA Mutual Insurance Society ("CUNA Mutual") and its affiliates and subsidiaries, and is made the 20th day of December, 2007 (the "Effective Date"), by and between CUNA Mutual and those of its affiliates and subsidiaries identified on Exhibit A, attached hereto and incorporated herein, as the same may be amended from time to time to reflect the addition or deletion of such affiliates and subsidiaries (collectively, "Company"), subsequent to the execution of this Agreement.

The parties acknowledge that this Agreement is based on the following:

A. CUNA Mutual is an Iowa mutual life insurance corporation that provides life and health products to credit unions and their members.

B. CUNA Mutual and Company have agreed that CUNA Mutual will perform certain services as set forth in this Agreement.

        NOW, THEREFORE, for good and valuable consideration, including the mutual covenants contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

        1. SERVICES. On the terms specified in this Agreement, CUNA Mutual may provide from time to time, some or all of the following services (the "Services") to Company:

             (A) PROCUREMENT. CUNA Mutual will provide procurement services as more fully described on Exhibit B.

             (B) DISBURSEMENT. CUNA Mutual will provide disbursement services as more fully described on Exhibit C.

             (C) BILLING AND COLLECTION. CUNA Mutual will provide billing and collection services as more fully described on Exhibit D.

        2. TERM; TERMINATION. This Agreement shall commence on the Effective Date and shall continue for an indefinite period until terminated by either party upon 30 days notice. Upon termination of any service, CUNA Mutual agrees to assist Company as necessary in transferring the responsibility for the service to Company or such other party designated by Company.

        3. SERVICING FEE. Company will pay CUNA Mutual fifteen days after the end of the quarter, during the term of this Agreement, a servicing fee equal to the cost of providing the Services rendered. The servicing fee will be based upon a mutually agreed upon allocation method taking into account any appropriate time allocations, item allocations, number of employees, special studies and any other basis. Company shall authorize CUNA Mutual to make automatic payment from an account of Company to an account of CUNA Mutual. Notwithstanding the foregoing, should any party cease to he a party to this Agreement for any reason, all amounts due to CUNA Mutual shall be immediately due and payable.
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        4.   SERVICE STANDARD. In performing the Services, CUNA Mutual shall exercise due care and shall provide the services, as described in Exhibits B, C and D, in an efficient and timely manner and in accordance with all applicable federal, state and other laws and regulations. More specifically, as to the disbursement services, CUNA Mutual shall process requests for disbursements and make payments on behalf of Company in accordance with payees' requests and scheduled payment terms. Within two business days after receipt of notice that a disbursement payment has cleared Company's financial institution, CUNA Mutual will electronically transfer a like disbursement amount from the account of Company to an account of CUNA Mutual to reimburse CUNA Mutual for such disbursement. On a quarterly basis, CUNA Mutual will compute and reimburse CUNA Mutual any interest earned in Company's account related to the aforementioned two business day transfer. More specifically, as to the billing and collection services, CUNA Mutual shall electronically transfer the funds received to Company's specified account on a daily basis. An automated process is used for intercompany settlement wherein cash posting on day one is identified on day two, at which time electronic funds transfers are initiated for next-day settlement on day three.

        5. INDEMNIFICATION. Each party (the "Indemnitor") will indemnify the other party (the "Indemnitee") and the Indemnitee's directors, shareholders, officers, agents and employees and hold each of them harmless from and against any losses, damages, judgments and other costs, fees and expenses, including reasonable attorneys' fees, resulting from any breach by the Indemnitor of this Agreement or from the gross negligence, fraud or willful misconduct of employees and permissible contractors and agents of the Indemnitor.

        6.   OWNERSHIP OF RECORDS; ACCESS TO RECORDS.

             (A) OWNERSHIP OF RECORDS. All business records and reports, studies, documents and other information generated pursuant to or relating to this Agreement or the Services performed hereunder (the "Records") are and shall remain the property of Company.

             (B) ACCESS TO RECORDS. CUNA Mutual will make available to Company, its agents, attorneys and accountants, at all times during normal business hours, all Records owened by Company under subsection (a). CUNA Mutal shall promptly respond to any questions from Company with respect to such Records and shall confer with Company at all reasonable times, upon request, concerning this Agreement and the operation of Company.

        7. CONFIDENTIALITY. The parties each agree that all confidential or proprietary information, whether or not marked as such, of a party communicated to and by each other relating to this Agreement shall be deemed to be confidential business information and shall be maintained in strict confidence to be used only during the term of this Agreement and only for the purposes contemplated by this Agreement.

        8. ASSIGNMENT. Neither party may assign this Agreement or assign any rights or delegate any duties hereunder without the express written consent of the other party, which consent shall not be unreasonably withheld, except that CUNA Mutual may, without prior approvel, assign this Agreement to any wholly-owned subsidiary. The assignment of this Agreement shall not release the assignor from any of its duties or obligations under this Agreement.

        9. DELAYS AND WAIVERS. The failure of any party to insist in any one or more instances upon the performance of any of the terms, covenants or conditions of this Agreement shall not be construed as a waiver or relinquishment of the future performance of any other term, covenant or condition, but the defaulting party's obligation with respect to future performance of any other terms shall continue in full force and effect. The failure of any party to take any action permitted by this Agreement

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

to be taken by it shall not be construed as a waiver or relinquishment of its right thereafter to take such action.

        10. NOTICES. Any notice required or permitted under this Agreement shall be in writing and shall be given by personal delivery or certified mail, return receipt requested, addressed as follows:

If to CUNA Mutual:                     CUNA Mutual Insurance Society
                                       Attn: Jeff Post
                                       5910 Mineral Point Road
                                       Madison, WI53705-4456

If to Company:                         (Company Name)
                                       Attn: President
                                       5910 Mineral Point Road
                                       Madison, WI53705-4456

        Except as may be specifically provided otherwise, all notices shall be effective, in the case of personal delivery, upon receipt and, in the case of mailing, upon deposit in the United States mail.

        11. PARTIES BOUND. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

        12. ENTIRE UNDERSTANDING. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous representations, understandings or agreements between the parties with respect to such subject matter.

        13. GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal law of the State of Wisconsin.

        14. HEADINGS; REFERENCES. The headings used in this Agreement are for convenience only and shall not constitute a part of this Agreement. Unless the context clearly requires otherwise, all references to "Sections11" and other subdivisions are to the sections and subdivisions of this Agreement.

        15. SEVERABILITY. If any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provision deleted and the rights and obligations construed and enforced accordingly.

       16. REMEDIES. Except as otherwise stated, the rights and remedies specified in this Agreement are cumulative and not exclusive of any other rights or remedies that either party may have and may be exercised concurrently therewith.

       17. NO ASSUMPTION OF LIABILITIES; NO AUTHORITY TO BIND. Neither party shall, by reason of entering into and performing this Agreement, assume or become liable for any of the existing or future liabilities or debts of the other party. Nothing in this Agreement shall be construed to constitute either party as a partner of the other party.

       Except as may be expressly permitted in writing by the other, no party shall have any right, power or authority to bind the other party, transact any business in the name of the other party or on its behalf, or make any promises or representations on behalf of the other party.

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

        18. EXECUTION IN COUNTERPART AND AMENDMENT. The parties acknowledge that this Agreement may be executed in counterpart and that present or future affiliates or subsidiaries of CUNA Mutual not a party to this Agreement may become parties by executing a counterpart signature page acknowledging such entity's(ies') agreement to all terms and conditions of this Agreement. Further, by signing this Agreement, the parties agree to become party to any amendments to this Agreement limited solely to incorporating changes made to the names of the parties to this Agreement or removing any party that is no longer an affiliate of CUNA Mutual. Notwithstanding the foregoing, the terms of this Agreement may not be amended, modified, released or discharged, in whole or in part, except by a written instrument signed by the parties hereto, or their respective successors or assigns.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.

CUNA MUTUAL INSURANCE SOCIETY
CUMIS INSURANCE SOCIETY, INC.
MEMBERS LIFE INSURANCE COMPANY
CUNA MUTUAL INSURANCE AGENCY, INC.
CUNA MUTUAL INVESTMENT CORPORATION
CMIA WISCONSIN, INC.
LEAGUE INSURANCE AGENCY, INC.
MEMBER PROTECTION INSURANCE PLANS, INC.

By: /s/ Jeffey D. Holley
    ----------------------------
    Jeffrey D. Holley, Treasurer

CUMIS SPECIALTY INSURANCE COMPANY, INC.
CUNA MUTUAL BUSINESS SERVICES, INC.
CUNA MUTUAL CASUALTY INSURANCE AGENCY OF MISSISSIPPI, INC.

By: /s/ Jeffrey D. Holley
    -----------------------------------------
    Jeffrey D. Holley, Director and Treasurer

CUNA MUTUAL GROUP FOUNDATION, INC.

By: /s/ Jeffrey D. Holley
    ----------------------------
    Jeffrey D. Holley, President

CMG MORTGAGE INSURANCE COMPANY
CMG MORTGAGE ASSURANCE COMPANY
CMG MORTGAGE REINSURANCE COMPANY

By: /s/ Mark K. Willson
    ------------------------------------
    Mark K. Willson, Assistant Secretary

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CUNA BROKERAGE SERVICES, INC.

By: /s/ Steven R. Suleski
    ---------------------------------
    Steven R. Suleski, Vice President

CUNA MUTUAL GENERAL AGENCY OF TEXAS, INC.
STEWART ASSOCIATES INCORPORATED

By: /s/ Tracy K. Lien
    ------------------------
    Tracy K. Lien, Secretary

CUNA MUTUAL INSURANCE SOCIETY POLITICAL ACTION COMMITTEE

By: /s/ Rick L. Mabry
    ----------------------------------
    Rick L. Mabry, Assistant Treasurer

FILENE RESEARCH INSTITUTE, INC.
LENDING CALL CENTER SERVICES, LLC
CM CUSO LIMITED PARTNERSHIP

By: /s/ Debra A. Roe
    ---------------------------------
    Debra A. Roe, Assistant Treasurer

INTERNATIONAL COMMONS, INC.

By: /s/ Debra A. Roe
    -----------------------
    Debra A. Roe, Treasurer

LENDERS PROTECTION, LLC

By: /s/ John A. Chosy
    ------------------------
    John A. Chosy, Secretary

MEMBERS CAPITAL ADVISORS, INC.

By: /s/ Mary E. Hoffmann
    ----------------------------------------
    Mary E. Hoffmann, Director and Treasurer

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MEMBERS DEVELOPMENT COMPANY, LLC

By: /s/ Jeffery L. Kline
    -----------------------------------------
    Jeffery L. Kline, Chief Executive Officer

MEMBERS FINANCIAL SERVICES, INC.

By: /s/ Christine E. Poppe
    -------------------------------------
    Christine E. Poppe, Licensing Officer

CMG STUDENT LENDING SERVICES, LLC
(Executed on its behalf by its parent company, CUNA Mutual Investment Corporation)

By: /s/ Steven P. Kuhn
    -------------------------------------
    Steven P. Kuhn, Vice President,
    CUNA Mutul Investment Corporation

                                    EXHIBIT A

                         AFFILIATES AND SUBSIDIARIES OF
                          CUNA MUTUAL INSURANCE SOCIETY

                          CUMIS Insurance Society, Inc.
                          MEMBERS Life Insurance Company
                          CUNA Mutual Insurance Agency, Inc.
                          CMG Mortgage Insurance Company
                          CMG Mortgage Assurance Company
                          CMG Mortgage Reinsurance Company
                          CUNA Mutual Investment Corporation
                          CM CUSO Limited Partnership
                          CMIA Wisconsin, Inc.
                          CUMIS Specialty Insurance Company, Inc.
                          CUNA Brokerage Services, Inc.
                          CUNA Mutual Business Services, Inc.
                          CUNA Mutual General Agency of Texas, Inc.
                          CUNA Mutual Group Foundation, Inc.
                          CUNA Mutual Insurance Society Political Action
                            Committee
                          International Commons, Inc.
                          League Insurance Agency, Inc.
                          Lenders Protection, LLC
                          Lending Call Center Services, LLC
                          Member Protection Insurance Plans, Inc.
                          MEMBERS Capital Advisors, Inc.
                          MEMBERS Development Company, LLC
                          MEMBERS Financial Services, Inc.
                          Stewart Associates Incorporated
                          CMG Student Lending Services, LLC

                                    EXHIBIT B

                              PROCUREMENT SERVICES

The procurement services shall include the following:

    o Origination and maintenance of Company-wide procurement policy and procedure.

    o Input and direction for set-up and continued upgrades of software for procurement and receiving.

    o Training in use of procurement system and interpretation of policy and procedure.

    o Central processing of all requests for purchase and conversion to purchase orders.

    o Coordinate efforts to standardize purchased items to the extent possible and combine purchases to provide maximum value for Company.

    o Negotiate purchase agreements and pricing on behalf of Company and obtain the most advantageous total cost available.

    o Conduct lease/purchase analysis and determine most economical means to finance acquisition of assets for Company.

    o   Direction and control of receiving process,

    o Coordinate maintenance of Master Item File and Master Catalogs for all items purchased by Company. This includes part numbers, sales tax applicability, vendor/item relationships, pricing, unit measure, catalog category, etc.

    o Coordinate maintenance of Master Vendor File to include correct name, address, remit address, payment terms, 1099 reporting status, etc.

    o Provide for record of all purchase requests and completed purchase orders to meet legal requirements for retention.

    o   Maintain procurement disaster recovery program for Company.

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

                               EXHIBIT C

                         DISBURSEMENT SERVICES

The disbursement services shall include the following:

    o Processing and validation of all disbursement requests for general operating expenditures, including business travel expense requests and non-payroll payments to employees. Security and audit validation of all disbursements.

    o Receive and process various disbursement requests produced in an electronic medium or paper request from Company's various administrative systems.- Company's administrative systems and service areas have completed their standard processes of reviewing and authorizing the payment to be made to their customers/policyholders prior to the transmission to the Disbursement area to process the payment.

    o Provide a Company specific check stock including Company's name, address and logo. Incorporate security features in check stock to prevent fraud. Print process will secure all check stock, signature and account information. Printing, mailing and distribution of disbursement checks based on Company's specifications to: insert and mail, or return the check and documentation to an appropriate unit/individual/ representative of Company, Print all supporting documentation provided by Company's various Administrative Systems provided electronically to be sent out with the paper check payment.

    o Provide the ability to combine disbursements into a single payment based on Company's specification. Also, provide the ability to age and utilize various payment discounts prior to issuance of the payment.

    o   Maintain a disbursement service disaster recovery program for Company.

    o Provide for Emergency Policy Servicing Operations for Company to establish an emergency customer service to issue immediate policyholder payments to remote sites (i,e., earthquake, tornado, Oklahoma Disaster),

    o Provide the ability to process disbursements through Electronic Funds Transfer (EFT) in the form of a wire transfer, ACH (Automated Clearing House) or U.S. Central Corporate Credit Union transfer. Provide paper advice for EFT payments if requested by Company. Electronic funds transfer payment processing for tax payments. Provide the ability to process international drafts and cables as requested by authorized Company representatives. Also, provide the ability to process and initiate disbursement requests for certified or cashier checks.

    o Maintain vendor payment and voucher disbursement record archived history information for up to seven years. Provide an on-line payment and voucher inquiry capability to Company's various client service areas. Provide cleared check images upon request for items up to seven years old.

    o Provide detailed accrual and cash journal entries for Company's General Ledger Monthly Accounting of all expenses processed.

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    o   Electronically transfer funds from a Company specified account to cover the disbursements presented for payment that were issued by Company. If a disbursement is not presented for payment within 365 days of the date of the disbursement, funds will be electronically transferred from Company specified account to the CUNA Mutual common paymaster account.

    o Daily account reconciliation will validate that only authorized disbursements receive payment. Daily and. monthly reconciliation of the disbursement accounts and outstanding payable listing.

    o Provide an 800 telephone number for financial institutions to confirm and validate paper disbursement checks.

    o For disbursements processed through the CUNA Mutual common paymaster account, in compliance with the unclaimed, property laws of each state: provide notices from CUNA Mutual Group to persons who are owed the property; file a combined unclaimed property report with each state; and transfer the combined property to the appropriate state.

    o   Issue void, stop payment and reissue of disbursement requests.

A Common Paymaster Process Overview further details the disbursement services processes and is attached hereto as Schedule 1 to Exhibit C and incorporated herein, as the same may be amended from time to time to reflect updated processes.

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

                                    EXHIBIT D

                         BILLING AND COLLECTION SERVICES

The billing and collection services shall include the following:

    o Processing of all billing notices in electronic, tape, diskette, cartridge and paper mediums.

    o Provide the ability to combine Company's billings for multiple products into a single bill based on the Company's specifications.

    o Examine and provide, if feasible, the ability to combine the billings of various participating companies into a single bill.

    o Printing, mailing and distribution of billing notices based on the Company's specifications to: print, insert and mail the billing notices and any inserts to an appropriate customer or company representative.

    o Provide an 800 telephone number for customers to confirm and validate billing and payment status.

    o   Maintain customer billing and payment history information.

    o Warehouse billing and collection files to query for status requests and reporting.

    o Processing and validation of payments received in electronic and paper mediums.

    o Provide the ability to process payments through the Electronic Funds Transfer (EFT) in the form of a Wire Transfer, ACH (Automated Clearing House) or U.S, Central Corporate Credit Union Transfer.

    o Provide paper advice of the billing notice for EFT payments if requested by the customer.

    o   Resolution of unvalidated payments within 24 hours.

    o Daily electronic transfer of funds received to Company's designated account.

    o Electronically transfer funds between products or companies if received in the wrong deposit.

    o   Automated feed to the General Ledger of all due and received premiums.

    o Daily and monthly reconciliation of the deposit accounts and outstanding bills.

    o Maintain a billing and collection service disaster recovery program for the Company.

    o Provide mainframe and software capabilities that are year 2000 compliant.

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

                                   SCHEDULE 1

                                       TO

                        EXHIBIT C - DISBURSEMENT SERVICES

                        COMMON PAYMASTER PROCESS OVERVIEW

I.    A disbursement request is received for payment.

      Samples of disbursement requests are:

         o Company has acquired a good or service from a supplier. The supplier sends an invoice to Company for payment: electric, telephone, equipment, postage, etc.
         o Company receives notification of a claim to be paid for a current policy. The claim is processed through the claim administrative process, and the payment amount is determined.
         o Company has received an overpayment of premium or cancellation of a policy. The amount for payment is determined to be reimbursed to the policyholder.
         o Company needs to submit a payment to renew a license, pay for a conference registration, payment of taxes, etc., and a manual disbursement request is created.
II. The disbursement request is submitted to the Disbursement Services Team for processing. The documents can be mailed, faxed, e-mailed or batch fed from a Policyholder Administrative System.

III. The source documents (disbursement requests) are imaged into a work list. The Disbursement Services Team will enter the disbursement request information into a voucher on the Accounts Payable System (AP System).

      A Policyholder Administrative System's batch feed is an automated method of receiving voucher information for payments into the AP System without manual intervention.

IV. The following basic information is entered into a "voucher": Payee, amount, invoice number, invoice date and description. Additional information such as claim number, agreement number, purchase order and receipt number are entered as required. Entry includes the requester and accounting for the disbursement.

      The accounting will include; Company number, department, and general ledger account number. The disbursement can be coded to the appropriate Company incurring the expense. When the accounting is not provided on the source document, the AP System will route the voucher to the requester to enter the accounting information.

      The voucher is saved and a unique voucher number is assigned to each transaction. The source document image is linked to the voucher.

      The AP System will edit for required fields, accounting data elements and duplicate payments in the voucher save process.

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

V. The AP System also has a disbursement authorization workflow program. This program will match the voucher amount with the requester's authorization level. If the amount is over the requester's authorization level, the transaction will be saved as a "Pending Authorization" transaction. The AP System will route the voucher to the appropriate individual for approval. Once the approval is met, the voucher will be saved as an "Approved Transaction."

VI. When the voucher is 'approved* the nightly processing cycle will generate the accounting accrual transactions. This accounting will create the inter unit payable and receivable accounting, expense accounting and accounts payable accrual for each Company.

VII. Based on the scheduled payment terms of the voucher, the voucher will be picked up in the appropriate "pay cycle" to produce the payment.

      When the payment is issued the AP System will generate the appropriate accounting to credit the cash or bank account and debit the accounts payable accrual account.

      The payment is sent to the payee, either as a paper check or an electronic funds transfer.

      The AP System generates a "positive pay file" for each check issued that is transmitted to the financial institution the check is issued against.

VIII. The payment is presented for payment and clears the appropriate financial institution.

      On the payment clearing date the financial institutions or the electronic settlement system sends to CUNA Mutual Group a cleared payment file.

      The file(s) are loaded into the AP System and reconciled or matched against the payments issued. The payment is marked as 'cleared' with the cleared date associated to the payment. These payments are no longer considered outstanding.

      The AP System generates a cleared payment report by each Company. Company was identified when the voucher was originated.

IX. CUNA Mutual Group Corporate Treasury Department will initiate the funds transfer from the various Companies to the Common Paymaster Accounts. The transfer is based on the AP System payment clearing report for each Company.

      This transfer will occur on the next business day after the payment cleared.

      This funds transfer will also generate accounting entries to clear the inter unit payable and receivable accounting entries and to reflect the withdrawal and deposit of funds to the appropriate cash or bank account.

X. On a monthly basis the inter unit payable, inter unit receivable, and accounts payable accrual accounts are reconciled. The reconciliation validates that the general ledger for all Companies are in balance with the AP system.

XI. On a quarterly basis, an AP System Report will be generated to determine the daily clearings to calculate the interest income payment due to Common Paymaster for the one day delay in reimbursement for payments clearing.

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      The report will calculate the amount of disbursements by Company for each day. The report will also take into account all non-business days (weekends, holidays) for the calculation of the reimbursement of interest.

      The interest rate will be determined based on the average for the quarter of the daily interest rate of a short term investment, e.g, a money market account, which will be an account generally used by all Companies in a short-term investment portfolio. This information will be received from the CUNA Mutual Group Investment Accounting Department on a monthly basis.

      The interest calculation is as follows:

                                         Short Term Investment
      Total Disbursements Cleared   X        Interest Rate %    =   Interest Due
      ---------------------------            ---------------
          # of days in Quarter                   365 days

      Note: The payments cleared on Friday, would also be counted as cleared for Saturday and Sunday. The payments cleared the day prior to a holiday would bo counted for the holiday.

      The interest payment will be made during the month following each calendar quarter. Every year end (December 31st), the interest payment accrual will be booked to the general ledger for each Company.

      Example; in 2005 $981,150,000 disbursements cleared the Common Paymaster which would have generated an $82,040 interest payment, based on a 3% interest rate.

XII. When a payment is outstanding 365 days (1 year), the payment is transferred to the Unclaimed Property System. The AP System marks the check payment as being sent to tho Unclaimed Property System.

      These items transfer ownership to the Common Paymaster Company. Funds transfers are paid from the issuing companies to the Common Paymaster.

      This funds transfer will also generate accounting entries to clear the inter unit payable and receivable accounting entries and reflect the withdrawal and deposit of funds to the appropriate cash or bank account.

      The unclaimed property liability is recorded on the Common Paymaster Company's General Ledger. In accordance with state regulatory requirements, the funds will be forwarded to the appropriate state unclaimed property office.

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